United States

Securities and Exchange Commission

Washington, D. C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2007

Kansas City Life Insurance Company

(Exact Name of Registrant as Specified in Charter)

Missouri	2-40764	44-0308260
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3520 Broadway Kansas City, Missouri	64111-2565
(Address of Principal Executive Offices)	(Zip Code)

Telephone Number: (816) 753-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – Results of Operations and Financial Condition.

Included below is a release of financial information mailed to stockholders on August 13, 2007. It reflects the financial condition, in a condensed format, for Kansas City Life Insurance Company as of June 30, 2007, and was previously included in the Company’s second quarter Form 10-Q report filed on August 3, 2007.

Message from the President, CEO and Chairman of the Board

Kansas City Life Insurance Company reported a 17% increase in net income for the quarter ended June 30, 2007 relative to the prior year. The Company earned $11.8 million or $1.00 of net income per share in the second quarter compared with $10.1 million or $0.85 of net income per share in the same period of 2006. Net income for the six months increased 16% to $20.1 million or $1.70 per share, compared with $17.3 million or $1.45 per share one year earlier.

Improvements in the Company’s second quarter included an increase in premiums of 2% and a decline in benefits and expenses of 6%. The improvement in net income for the six-month period was primarily the result of an increase in realized investment gains of $3.5 million and a $6.1 million reduction in benefits and expenses.

The increase in premiums during the second quarter was primarily due to increased sales of immediate annuities. Sales of life insurance products were mixed, as new universal life deposits increased 11% and 13% for the quarter and six months, respectively, and new individual life insurance premiums declined for both periods.

The improved benefit and expense results were primarily due to mortality experience, interest credited to policyholder account balances and changes to amortization of deferred acquisition costs and value of business acquired. Death benefits, after consideration of reinsurance, declined for both the quarter and six months. Interest credited was reduced in both periods, as interest sensitive account balances declined. Amortization expense declined $4.5 million for the quarter and $4.7 million for the six months, as adjustments were made to the schedules for deferred costs associated with sales of policies and the value of business acquired through acquisitions. The adjustments to amortization expense were primarily due to improved mortality and interest margin experience.

We continue to benefit from several initiatives focusing primary growth strategies on our individual life insurance business. The Company has experienced growth in sales from new general agents and third-party marketing agreements. New product development and continued recruiting of general agents in key markets provide promise for continued organic growth.

Additionally, the Kansas City Life Board of Directors approved a quarterly dividend of $0.27 per share to be paid August 14, 2007, to shareholders of record as of August 9, 2007.

Consolidated Balance Sheets
(Thousands)
	June 30 2007 (Unaudited)	December 31 2006
Assets
Investments:
Fixed maturity securities available
for sale, at fair value	$2,634,073	$2,719,439
Equity securities available
for sale, at fair value	51,076	52,351
Mortgage loans	462,414	472,019
Short-term investments	20,062	44,219
Other investments	190,828	205,743

Total investments	3,358,453	3,493,771

Cash	14,559	3,908
Deferred acquisition costs	222,249	220,595
Value of business acquired	77,986	82,769
Other assets	258,622	258,630
Separate account assets	422,921	400,749

Total assets	$4,354,790	$4,460,422

Liabilities
Future policy benefits	$850,386	$854,447
Policyholder account balances	2,132,214	2,191,105
Notes payable	12,700	14,700
Income taxes	24,769	35,319
Other liabilities	258,889	279,798
Separate account liabilities	422,921	400,749

Total liabilities	3,701,879	3,776,118

Stockholders’ equity
Common stock	23,121	23,121
Additional paid in capital	28,060	25,852
Retained earnings	770,979	780,892
Accumulated other
comprehensive loss	(46,261)	(25,118)
Less treasury stock	(122,988)	(120,443)

Total stockholders’ equity	652,911	684,304

Total liabilities and equity	$4,354,790	$4,460,422

See accompanying Notes to Consolidated Financial Statements.

Consolidated Statements of Income (Unaudited)
(Thousands, except share data)
	Quarter ended June 30		Six Months ended June 30
	2007	2006	2007	2006
Revenues
Insurance revenues:
Premiums	$45,242	$44,374	$87,890	$87,994
Contract charges	26,477	28,520	55,180	57,853
Reinsurance ceded	(14,300)	(14,080)	(27,244)	(27,225)

Total insurance revenues	57,419	58,814	115,826	118,622
Investment revenues:
Net investment income	48,671	48,823	95,755	97,736
Realized investment gains	38	1,905	5,162	1,640
Other revenues	3,757	2,977	6,174	5,505

Total revenues	109,885	112,519	222,917	223,503

Benefits and expenses
Policyholder benefits	40,994	41,532	84,991	84,016
Interest credited to policyholder account balances	22,732	23,656	45,505	47,214
Amortization of deferred acquisition costs
and value of business acquired	6,407	10,867	17,598	22,316
Operating expenses	22,416	22,250	45,126	45,794

Total benefits and expenses	92,549	98,305	193,220	199,340

Income before income tax expense	17,336	14,214	29,697	24,163

Income tax expense	5,524	4,105	9,579	6,865

Net income	$11,812	$10,109	$20,118	$17,298

Per common share:
Net income, basic and diluted	$1.00	$0.85	$1.70	$1.45

Cash dividends	$0.27	$0.27	$2.54	$0.54

See accompanying Notes to Consolidated Financial Statements.

Consolidated Statements of Cash Flows (Unaudited)
(Thousands)
	Six Months ended June 30
	2007	2006
Operating activities
Net cash provided	$15,106	$6,901

Investing activities
Purchases of investments:
Fixed maturity securities	(159,075)	(145,778)
Equity securities	(1,854)	(9,335)
Mortgage loans	(35,023)	(33,740)
Real estate	(846)	(43,374)
Other investment assets	—	391
Sales of investments:
Fixed maturity securities	13,964	75,493
Equity securities	3,092	965
Other investment assets	39,796	15,013
Maturities and principal paydowns
of other investments	188,382	172,305
Net additions to property and
equipment	(581)	(402)
Proceeds from sale of
non insurance affiliate	10,104	—

Net cash provided	57,959	31,538

Financing activities
Proceeds from borrowings	23,927	12,680
Repayment of borrowings	(25,927)	(22,176)
Deposits on policyholder account
balances	103,230	103,308
Withdrawals from policyholder
account balances	(155,268)	(137,932)
Net transfers from
separate accounts	8,811	11,833
Change in other deposits	13,224	(7,564)
Cash dividends to stockholders	(30,074)	(6,418)
Net disposition of
treasury stock	(337)	(2,145)

Net cash used	(62,414)	(48,414)

Increase (decrease) in cash	10,651	(9,975)
Cash at beginning of year	3,908	12,099

Cash at end of period	$14,559	$2,124

See accompanying Notes to Consolidated Financial Statements.

Notes

•	Comprehensive loss was $17.0 million and $11.6 million for the second quarters and $1.0 million and $33.0 million for the six months ended June 30, 2007 and 2006, respectively. This varies from net income largely due to unrealized gains or losses on investments.

•	Income per common share was based upon the weighted average number of shares outstanding of 11,858,378 and 11,877,907 for the second quarters and 11,856,947 and 11,893,746 for the six months ended June 30, 2007 and 2006, respectively.

•	These interim financial statements are unaudited but, in management’s opinion, include all adjustments necessary for a fair presentation of the results and are included in the Company’s Form 10-Q as filed with the Securities and Exchange Commission. Please refer to the Company’s Form 10-Q and the Company’s Annual Report on Form 10-K at www.kclife.com.

•	Certain amounts in prior years have been reclassified to conform with the current year presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KANSAS CITY LIFE INSURANCE COMPANY

(Registrant)

By:   /s/ William A. Schalekamp

William A. Schalekamp,

Senior Vice President,

General Counsel & Secretary

August 13, 2007

(Date)